AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2014

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAIT FINANCIAL TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	23-2919819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 243-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Sebra

Chief Financial Officer and Treasurer

RAIT Financial Trust

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 243-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael H. Friedman, Esq. Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103-2799 (215) 981-4563	Raphael Licht Chief Operating Officer and Secretary RAIT Financial Trust Cira Centre, 2929 Arch Street, 17th Floor Philadelphia, PA 19104 (215) 243-9000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(3)
Common Shares of Beneficial Interest, $0.03 par value per share	10,144,958(2)	$8.19(3)	$83,087,206(3)	$10,702

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Represents the sum of the number of common shares of beneficial interest, or the common shares, that would be issuable upon the (i) exercise of all of the outstanding common share purchase warrants issued by the registrant pursuant to the securities purchase agreement, or the purchase agreement, dated as of October 1, 2012 among the registrant and certain of its subsidiaries and ARS VI Investor I, LP (formerly ARS VI Investor I, LLC), or the investor, to the investor (it being understood that the registrant is not obligated to issue in excess of 9,931,000 common shares, in the aggregate, upon exercise of the warrants unless the registrant elects to seek, and obtains, shareholder approval for the issuance of such excess common shares in accordance with New York Stock Exchange listing requirements) and (ii) redemption of 213,958 Class B membership interests, or the Class B units, issued by our subsidiary South Terrace Holdco, LLC pursuant to an agreement dated June 30, 2013.
(3)	Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of a common share of the registrant, as reported on the New York Stock Exchange—Composite Transactions System on April 25, 2014. In accordance with Rule 457(p) under the Securities Act of 1933, this fee is being offset entirely against $10,702 of unused registration fee paid on November 21, 2011 with respect to the 165,789,473 common shares of Independence Mortgage Trust, Inc., a wholly owned subsidiary of the registrant, remaining unsold and registered under the Registration Statement on Form S-11 No. 333-178088 filed by Independence Mortgage Trust, Inc. on November 21, 2011.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion,

preliminary prospectus dated April 28, 2014

PROSPECTUS

10,144,958 Common Shares of Beneficial Interest

This prospectus relates solely to the resale of up to:

•	9,931,000 of our common shares of beneficial interest, or the common shares, that would be issuable upon the exercise of all of our outstanding common share purchase warrants, or the warrants, issued pursuant to the securities purchase agreement, or the purchase agreement, dated as of October 1, 2012 among us and certain of our subsidiaries and ARS VI Investor I, LP (formerly ARS VI Investor I, LLC), or the investor, by us to the investor; and

•	213,958 common shares that would be issuable upon the redemption of 213,958 Class B membership interests, or the Class B units, in our subsidiary South Terrace Holdco, LLC, or the STH subsidiary.

We refer to the common shares being offered pursuant to this prospectus as the offered shares. We issued and sold the warrants and the Class B units in private transactions exempt from registration under the Securities Act of 1933, as amended, or the Securities Act. Under certain circumstances, we may issue our common shares upon the exercise of the warrants or the redemption of the Class B units. In such circumstances, the recipients of such common shares, whom we refer to as the selling shareholders, may use this prospectus to resell from time to time such common shares. Additional selling shareholders may be named by future prospectus supplements, post-effective amendments or in filings we make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated by reference in this prospectus.

The registration of the securities covered by this prospectus does not necessarily mean that any of the selling shareholders will exercise their warrants for common shares or that we will elect to redeem the Class B units with common shares.

We will receive no proceeds from any sale of the offered shares by the selling shareholders, but we have agreed to pay certain registration expenses relating to the offered shares. The selling shareholders identified in this prospectus may offer the offered shares from time to time as each selling shareholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 18. The selling shareholders may also sell offered shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Our common shares are listed for trading on the New York Stock Exchange, or NYSE, under the symbol “RAS.” On April 28, 2014, the last reported sale price of our common shares on the NYSE was $8.27 per share.

Investing in our securities involves risk. See “Risk Factors” on page 7 in this prospectus and in our filings with the Securities and Exchange Commission that are incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April     , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits and the documents incorporated by reference therein, filed with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

This prospectus provides you with a general description of the offered shares. Each time that a selling shareholder sells any of the offered shares, such selling shareholder will provide you with this prospectus and, if applicable, a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement, if any, also may add, update or change any information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful.

References in this prospectus to “we”, “us” and “our” are to RAIT Financial Trust, unless the context otherwise requires inclusion of our subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The risk factors discussed and identified in item 1A of our most recent annual report on Form 10-K and our other public filings with the SEC, which we incorporate by reference in this prospectus, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the offered shares. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the offered shares, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 7, 2014, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 1, 2014.

•	Current Reports on Form 8-K filed on January 10, 2014, January 13, 2014, January 17, 2014, January 31, 2014, February 4, 2014, February 28, 2014, March 25, 2014, March 27, 2014, April 11, 2014 and April 17, 2014.

•	The description of our common shares contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of this registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will be a part hereof from the date of filings those documents. Nothing in this prospectus will be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded by inconsistent statements in any document that we file in the future that will be incorporated or deemed incorporated by reference herein, including any prospectus supplement that supplements this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. Subject to the foregoing, all information appearing in this prospectus and any accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RAIT Financial Trust

Attention: Andres Viroslav

Senior Vice President and Managing Director of Corporate Communications

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Telephone: (215) 243-9000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

OUR COMPANY

We are a multi-strategy commercial real estate company utilizing our vertically integrated platform and relationships to originate commercial real estate loans, acquire commercial real estate properties and invest in, manage, service and advise on commercial real estate-related assets. We offer a comprehensive set of debt financing options to the commercial real estate industry along with asset and property management services. We also own and manage a portfolio of commercial real estate properties and manage real estate-related assets for third parties. We are a self-managed and self-advised Maryland real estate investment trust, or REIT, formed in August 1997, that commenced operations in January 1998.

Our principal executive offices are located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104 and our telephone number is (215) 243-9000. Our internet address is http://www.raitft.com. We do not incorporate by reference into this prospectus any material from our website, which should not be considered part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference into this prospectus in their entirety. These risk factors may be amended or supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the events or developments described therein actually occurs, our business, financial condition and results of operations may suffer. In that case, the value of our securities may decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of offered shares by the selling shareholders from time to time pursuant to this prospectus. All proceeds from the sale of offered shares pursuant to this prospectus will be for the accounts of the selling shareholders, however, we have agreed to pay expenses relating to the registration of the offered shares under applicable securities laws.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

The following description sets forth certain general terms and provisions of our common shares and preferred shares. The terms of our declaration of trust and by-laws are more detailed than the general information provided below. Therefore, you should carefully consider this summary together with our declaration of trust and by-laws.

Under our declaration of trust, we may issue up to 200,000,000 common shares and 25,000,000 preferred shares. As of April 25, 2014, we had 82,289,029 common shares issued and outstanding. As of April 25, 2014, we had authorized 4,760,000 of Series A preferred shares, of which 4,069,288 shares are issued and outstanding. As of April 25, 2014, we had authorized 4,300,000 of Series B preferred shares, of which 2,288,465 shares are issued and outstanding. As of April 25, 2014, we had authorized 3,600,000 of Series C preferred shares, of which 1,640,100 shares are issued and outstanding. As of April 25, 2014, we had authorized 4,000,000 of Series D preferred shares, all of which are issued and outstanding. As of April 25, 2014, we had authorized 4,000,000 of Series E preferred shares, none of which are issued and outstanding. Our board of trustees may amend our declaration of trust by a majority vote to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to increase or decrease the number of shares in any class that we have authority to issue.

Common Shares

Subject to the preferential rights of any preferred shares outstanding, the ownership limitations described in “Restrictions on Ownership and Transfer” below, and the right of our board to establish separate classes of common shares and determine their rights and preferences, our common shares have the following characteristics:

•	each common share entitles the holder to one vote on matters voted on by common shareholders;

•	common shares do not have cumulative voting rights;

•	distributions are payable as and when authorized by our board;

•	holders of common shares generally are not liable for our debts;

•	if we are liquidated, each common share participates pro rata in our assets that remain after payment, or provision for payment, of our debts and payment of the liquidation preferences of any preferred shares; and

•	common shares do not have conversion, exchange, sinking fund, redemption, appraisal or preemptive rights.

Our declaration of trust specifies the vote required for our security holders to take certain actions. The affirmative vote of a majority of our outstanding voting shares (which includes our common shares and, to the extent set forth below, our preferred shares) is required before our board may take any action to revoke our election to be taxed as a REIT. A trustee may be removed by a two-thirds vote of our outstanding voting shares. Our declaration of trust may be amended by a majority vote of our outstanding voting shares except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a two-thirds vote of our outstanding voting shares. Our shareholders may vote to terminate our existence by a two-thirds vote of our outstanding voting shares. A majority of all the votes entitled to be cast on the matter is required in order for us to merge into another entity, consolidate with one or more other entities into a new entity or sell, lease, exchange or otherwise transfer all or substantially all of our property.

Preferred Shares

Our board of trustees may authorize at any time and from time to time the issuance of one or more series of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of common shareholders. The following description sets forth general terms and provisions of our authorized preferred shares. Any additional preferred shares issued will be issued as one or more new series of preferred shares, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of beneficial interests;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

Our outstanding Series A preferred shares, Series B preferred shares, Series C preferred shares and Series D preferred shares rank, and, upon issuance, our Series E preferred shares will rank, senior to our common shares with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. No cash dividends may be paid on common shares unless full cumulative dividends due on these preferred shares have been paid (other than any payment necessary to maintain our qualification as a REIT). If we liquidate, dissolve or wind up, holders of the preferred shares have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares (except that the holders of Series D preferred shares and, upon issuance, the holders of Series E preferred shares will be entitled to receive a liquidation preference initially equal to $26.25 per share in the case of a liquidation occurring prior to October 1, 2017 and $25.00 per share thereafter). Except as described below with respect to the Series D preferred shares, holders of the preferred shares generally will have no voting rights, unless their preferred dividends are in arrears for six or more quarterly periods (whether or not consecutive). Whenever such a preferred dividend default exists, the holders of Series A preferred shares, Series B preferred shares, Series C preferred shares and, when issued, the holders of our Series E preferred shares will, voting as a single class, have the right to elect two additional trustees to our board of trustees, and the holders of Series D preferred shares have the right to elect one additional trustee to our board of trustees (separately from any similar right of any other preferred shares to appoint additional trustees to our board of trustees). This right continues until all dividends accumulated on the preferred shares have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment. The term of office of each such trustee elected by preferred shareholders upon such a dividend default expires upon cure of such preferred dividend default. As of the date of this prospectus, no dividends on these preferred shares are in arrears. So long as 10% of our outstanding Series D preferred shares remain owned by the investor and its affiliates or their permitted transferees, such investor has the right to appoint one trustee to our board of trustees.

The description of preferred shares above and the description of the terms of a particular series of preferred shares above are not complete. You should refer to the articles supplementary with respect to a series of preferred shares for complete information concerning the terms of that series. The issuance of preferred shares, which may provide flexibility in connection with possible acquisitions and other trust purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of common shares to decline or impair the voting and other rights of the holders of common shares.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we must meet several requirements regarding the number of our shareholders and concentration of ownership of our shares. Our declaration of trust contains provisions that restrict the ownership and transfer of shares to assist us in complying with these Internal Revenue Code requirements. We refer to these restrictions as the “ownership limitation.”

The ownership limitation provides that, in general:

•	no person may own more than 8.3% of our outstanding common shares, and

•	no person may own more than 9.8% of any series of our outstanding preferred shares.

However, Resource America, Inc., or Resource America, which was our sponsor at the time of our formation, may own up to 15%, in number of shares or value, of our common shares. Resource America has advised us that it did not own any of our common shares as of the date of this prospectus.

Ownership of our shares is subject to attribution rules under the Internal Revenue Code which may result in a person being deemed to own shares held by other persons. Our board of trustees may waive the ownership limitation if it determines that such ownership will not jeopardize our qualification as a REIT. As a condition of such waiver, the board of trustees may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT qualification. We require no such waiver or opinion with respect to Resource America’s ownership rights since they arise from specific provisions of our declaration of trust.

Any person who acquires shares in violation of the ownership limitation must notify us immediately and provide us with any information we may request in order to determine the effect of the acquisition on our qualification as a REIT. The ownership limitation will not apply if the board of trustees determines that it is no longer in our best interest to qualify as a REIT. Otherwise, the ownership limitation may be changed only by an amendment to our declaration of trust by a vote of two-thirds of our outstanding voting shares.

Our declaration of trust provides that if any purported transfer of shares results in

•	any person violating the ownership limitation,

•	our being “closely held” under Section 856(h) of the Internal Revenue Code,

•	our common and preferred shares being owned by fewer than 100 persons, or

•	our owning 10% or more of a tenant of our real property,

the transfer will be of no force or effect as to the excess number of shares and the purported transferee or owner will cease to own any right or interest in the excess shares.

Shares exceeding the ownership limitation transfer automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee will be designated by us and must be unaffiliated with us and the prohibited transferee. The trustee must sell the excess shares to a qualified person and distribute the sales proceeds to the prohibited owner. Where a violation of the ownership limitation results from an event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will sell the excess shares to a qualified person and distribute to the prohibited owner an amount equal to the lesser of the market price of the excess shares on the date they became excess shares or the sales proceeds received by the trust for the excess shares, and can exercise all voting rights with respect to the excess shares.

In addition, we may purchase any shares held in the trust for the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, the market price at the time of gift; and

•	the market price on the date we agree to purchase the shares.

We may purchase the shares for 90 days following the transfer of the shares to the trust. The net sale proceeds will be paid to the prohibited transferee.

Every owner of more than 5% (or any lower percentage set by U.S. federal income tax laws) of our outstanding shares must file a completed questionnaire with us containing information regarding his or her ownership. In addition, each shareholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such shareholder’s actual and constructive ownership of shares on our qualification as a REIT and to ensure compliance with the ownership limitation.

Transfer Agent

The transfer agent for our common shares is American Stock Transfer & Trust Company.

Possible Anti-Takeover Effect of Certain Provisions of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees, the restrictions on ownership and transfer of shares and the provision of our bylaws requiring that we receive advance notice of any person to be nominated by a shareholder for election as a trustee for the nominee to be eligible for election could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for shareholders or that the shareholders otherwise may believe to be desirable.

No Shareholder Rights Plan

We currently do not have a shareholder rights plan.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST

AND BYLAWS

Board of Trustees

Our declaration of trust requires us to have no fewer than three and no more than nine trustees. A majority of our trustees must be “independent trustees.” The declaration of trust defines an independent trustee as one who, during the preceding two years, has not:

•	been an affiliate of Resource America, Brandywine Construction & Management, Inc., or Brandywine, or their affiliates,

•	been one of our or our subsidiaries’ officers, or

•	had a material business or professional relationship with us or our subsidiaries, Resource America, Brandywine or their affiliates.

The trustees may increase or decrease the number of trustees by a majority vote; however, the number of trustees may be increased above nine or decreased below three only by a vote of at least 75% of the trustees then in office, and the term of office of a trustee may not be affected by a decrease in the authorized number of trustees. Any vacancy, including one created by an increase in the number of trustees, may be filled by a majority of the remaining trustees, except that independent trustees must nominate replacements for vacancies in independent trustee positions.

Our declaration of trust provides that a trustee may be removed, with or without cause, by a vote of two-thirds of our outstanding voting shares. This provision may operate to make it impractical for shareholders to remove incumbent trustees and fill the vacancies created by such removal with their own nominees.

Business Combinations

Under Maryland law, certain “business combinations” between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our shares, whom the statute terms an “interested shareholder,” or an affiliate of an interested shareholder, are prohibited for five years after the most recent date on which an “interested shareholder” became an interested shareholder. The business combinations subject to this law include principally mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five year period has elapsed, a proposed business combination must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of our outstanding voting shares, and

•	two-thirds of our outstanding voting shares, excluding shares held by the interested shareholder unless, among other conditions, the shareholders receive a minimum price, as defined by Maryland law, for their shares and the consideration is in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions do not apply, however, to business combinations that our board of trustees approves or exempts prior to the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

Maryland law provides that “control shares” acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of our outstanding voting shares, excluding shares owned by the acquiror or by officers or trustees who are our employees. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, and the acquiror may then vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted from the Maryland control share acquisition statute by our declaration of trust or bylaws.

Our bylaws exempt from the Maryland control share acquisition statute any and all acquisitions of our common or preferred shares by any person. The board of trustees has the right, however, to amend or eliminate this exemption at any time in the future.

Amendment of Our Declaration of Trust and Bylaws

Our declaration of trust may be amended by a majority vote of our outstanding voting shares, except that provisions relating to the trustees, the ownership limitation and restrictions on transfer, amendments to the declaration of trust and our dissolution and termination may only be amended by a vote of two-thirds of our outstanding voting shares. The board of trustees may amend the declaration of trust by a two-thirds vote, without any action by our shareholders, to allow us to qualify, or continue our qualification, as a REIT and, by a majority vote, to increase or decrease the aggregate number of our authorized shares or the number of shares in any class that we have authority to issue. Our bylaws may be amended only by the board of trustees.

Meetings of Shareholders

Our declaration of trust provides for annual shareholder meetings to elect trustees. Special shareholder meetings may be called by our chairman, chief executive officer, president or board of trustees and must be called at the written request of persons holding 50% or more of our outstanding voting shares.

Advance Notice of Nominations of Trustees and New Business

At any annual meeting of shareholders, the nomination of trustees for election and business proposed to be considered may be made only by the board of trustees or by a shareholder who has complied with the advance notice procedures set forth in our bylaws. At any special meeting of shareholders, only the business specified in the notice of meeting may be brought before the meeting.

Dissolution

Shareholders may elect to dissolve our company by a vote of two-thirds of our outstanding voting shares.

Indemnification; Limitations of Trustees’ and Officers’ Liability

Our declaration of trust limits the liability of our trustees and officers for money damages to the fullest extent permitted by Maryland law. Our declaration of trust, consistent with Maryland law, permits limiting the liability of trustees and officers except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty by the trustee or officer established by a final judgment as being material to the cause of action adjudicated.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former shareholders, trustees or officers, or any individual who, while a trustee, serves or has served, at our request, as a trustee, director, officer, partner or otherwise at another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The indemnification covers any claim or liability to which such person may become subject, or which such person may incur, by reason of his service in such capacity.

Maryland law permits a Maryland REIT to indemnify, and advance expenses to, its trustees, officers, employees and agents to the same extent Maryland law permits corporations to indemnify, and reimburse the expenses of, their directors, officers, employees and agents. Maryland law permits a corporation to indemnify its present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding, and

•	was committed in bad faith, or

•	was the result of active and deliberate dishonesty, or

•	the director actually received an improper personal benefit in money, property, or services, or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland REIT may not indemnify for an adverse judgment in a derivative action. Our bylaws require us, as a condition to advancing expenses, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking to repay the amount reimbursed if the standard of conduct was not met.

We have indemnification agreements with each of our executive officers and trustees. The indemnification agreements require us to indemnify our executive officers and trustees to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, we must also indemnify and advance all expenses incurred by executive officers and trustees seeking to enforce their rights under the indemnification agreements and may cover executive officers and trustees under any trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by the declaration of trust, bylaws and Maryland law, it provides greater assurance to trustees and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of trustees or the shareholders to eliminate the rights it provides.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees and the restrictions on the transfer of shares, the advance notice provisions of the bylaws and the business combination provisions of Maryland law, could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for shareholders or that they otherwise may believe to be desirable. Also, if the board of trustees rescinds the provisions of the bylaws electing not to be governed by the control share acquisition statute, that statute could have a similar effect.

Maryland law provides that Maryland statutory real estate investment trusts that have a class of equity securities registered under the Exchange Act and have at least three outside trustees can elect by resolution of the board of trustees to be subject to some corporate governance provisions that may be inconsistent with our declaration of trust and bylaws. For example, the board of trustees may, by electing to cause our company to be subject to the applicable statutory provisions and notwithstanding our declaration of trust or bylaws:

•	classify our board of trustees,

•	provide that a special meeting of shareholders will be called only at the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,

•	reserve for itself the right to fix the number of trustees,

•	provide that a trustee may be removed only by a vote of the holders of two-thirds of the shares entitled to vote, and

•	retain for itself sole authority to fill vacancies created by an increase in the size of the board or by the death, removal or resignation of a trustee and permit a trustee to serve for the balance of the unexpired term instead of until the next annual meeting of shareholders.

Our board has not elected to cause our company to be subject to any of the foregoing provisions, though our declaration of trust already contains provisions similar to some of these statutory provisions. A board of trustees may implement all or any of these provisions without amending our declaration of trust or bylaws and without shareholder approval. A Maryland statutory real estate investment trust may be prohibited by its declaration of trust or by resolution of its board of trustees from electing any of the provisions of the statute; however, we are not prohibited from implementing any or all of the provisions of the statute, except to the extent such implementation would conflict with certain voting rights of our outstanding series of preferred shares. If implemented, these provisions could discourage offers to acquire our shares and could make more difficult completion of an unsolicited takeover offer.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by holders of common shares that would be issued upon the exercise of the warrants or our election to satisfy a tender for redemption of the Class B units with common shares. All of the warrants and Class B units were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The holder of the warrants acquired the warrants, and the holders of the Class B units acquired the Class B units, from us in separate private transactions each of which was exempt from the registration requirements of the Securities Act. The warrants were issued pursuant to a purchase agreement dated as of October 1, 2012 with the investor and the Class B units were issued pursuant to an agreement dated June 30, 2013. Information about each of the selling shareholders, including their identities and the number of offered shares that such selling shareholder intends to sell, to the extent required and not described or incorporated by reference herein, will be set forth in a prospectus supplement, a post-effective amendment to such registration statement or an Exchange Act report incorporated by reference into this prospectus. No selling shareholder will sell any offered shares pursuant to this prospectus until we have identified such selling shareholder and the offered shares being offered for resale by such selling shareholder in the manner described above. However, the selling shareholders may sell or transfer all or any portion of their offered shares pursuant to an available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the offered shares covered by this prospectus to permit the selling shareholders to conduct public secondary sales of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of the offered shares by the selling shareholders. We have agreed, however, to pay expenses related to the registration of the offered shares under applicable securities laws.

The selling shareholders or successors, assigns and transferees of the selling shareholders may sell all or a portion of the offered shares beneficially owned by them and offered hereby from time to time either:

•	directly; or

•	through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the offered shares as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling shareholders or from the purchasers of the offered shares for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

Unless otherwise permitted by law, if the offered shares are to be sold pursuant to this prospectus by successors, assigns and transferees of the selling shareholders, then we must provide the names of these new selling shareholders by any of the following methods:

•	filing an amendment to this registration statement under applicable provisions of the Securities Act;

•	filing a prospectus or prospectus supplement under Rule 424(b) of the Securities Act; or

•	including the information in a report filed under the Exchange Act that is incorporated by reference in this registration statement.

Determination of Offering Price

Except as may be described in this prospectus, any amendment to the registration statement of which this prospectus is a part, any prospectus or prospectus supplement filed under Rule 424(b) of the Securities Act, or any report filed under the Exchange Act that is incorporated herein by reference, the selling shareholders may offer their offered shares pursuant to this prospectus at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The offering price will be determined by the participants in the purchase and sale (or other transfer) transaction based on factors they consider important.

The aggregate proceeds to the selling shareholders from the sale of the offered shares offered by them hereby will be the purchase price of the offered shares less discounts and commissions, if any.

Methods of Distribution

The sales described in the preceding paragraphs may be effected in transactions:

•	on the New York Stock Exchange or on any national securities exchange or quotation service on which our offered shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options whether the options are listed on an options exchange or otherwise; or

•	through the settlement of short sales (except that no selling shareholder may satisfy its obligations in connection with short sale or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under such registration statement).

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the offered shares, the selling shareholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the offered shares in the course of hedging their positions. The selling shareholders may also sell the offered shares short and deliver offered shares to close out short positions, or loan or pledge offered shares to broker-dealers that in turn may sell the offered shares.

The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the offered shares which may be resold thereafter pursuant to this prospectus if the offered shares are delivered by the selling shareholders. However, if the offered shares are to be delivered by the selling shareholders’ successors in interest, we must provide the names of these new selling shareholders by any of the methods listed above.

Selling shareholders might not sell any, or might not sell all, of the offered shares offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling shareholder will not transfer offered shares by other means not described in this prospectus.

To the extent required, upon being notified by a selling shareholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of the offered shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer, the name of the selling shareholder and of the participating agent, underwriter or broker-dealer(s), specific offered shares to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be provided by any of the methods listed above.

A selling shareholder or its successors in interest may from time to time pledge or grant a security interest in some or all of the offered shares held by it and, if the selling shareholder defaults in the performance of its secured obligation, the pledgees or secured parties may offer and sell the offered shares from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by a selling shareholder, in order for the offered shares to be sold under cover of the registration statement of which this prospectus is a part, we must provide the names of these new selling shareholders by any of the methods listed above.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the offered shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling shareholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the offered shares by the selling shareholders and any such other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the offered shares to engage in market-making activities with respect to the particular offered shares being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the offered shares and the ability of any person or entity to engage in market-making activities with respect to the underlying offered shares.

EXPERTS

The audited financial statements, schedules, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the securities has been passed upon for us by Duane Morris LLP, Baltimore, Maryland. In addition, certain legal matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. The description of the federal income tax consequences appearing in and incorporated by reference in this prospectus supplement and in the accompanying prospectus is based on the opinion of Ledgewood.

No person is authorized to give any information or to make any representation not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the common shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

10,144,958 Common Shares of Beneficial Interest

PROSPECTUS

April     , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts, except the registration fee, are estimated):

Registration fee—Securities and Exchange Commission	$10,702	(1)
Accountant’s fees and expenses	30,000	(2)
Legal fees and expenses	30,000	(2)
Printing and duplicating expenses	20,000	(2)
Miscellaneous	15,000	(2)
TOTAL	$105,702	(2)

(1) Amount of fee offset against fees previously paid by Independence Mortgage Trust, Inc. a wholly-owned subsidiary.

(2) Estimated. Actual amounts to be determined from time to time.

All expenses in connection with the issuance and distribution of the securities being offered will be borne by RAIT Financial Trust.

ITEM 15.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

Maryland law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action adjudicated. The Declaration of Trust of RAIT contains a provision which eliminates the liability of its trustees and officers to the trust and its shareholders to the maximum extent permitted by Maryland law.

The Declaration of Trust of RAIT authorizes RAIT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any present or former trustee or officer or (2) any individual who, while a trustee of RAIT and at the request of RAIT, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject, or which such person may incur, by reason of his status as a present or former trustee or officer of RAIT.

Maryland law permits a Maryland REIT to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the trustee or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland REIT may indemnify its present and former trustees and officers, upon the order of a court, for expenses in connection with an adverse judgment in a suit by or in the right of the trust or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law requires a Maryland REIT, as a condition to advancing expenses, to obtain (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by a Maryland REIT, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by a Maryland REIT if it will ultimately be determined that the standard of conduct was not met. In addition, RAIT has entered into indemnity agreements with its executive officers and trustees and covers executive officers and trustees under its trustees’ and officers’ liability insurance. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Indemnification; Limitation of Trustees’ and Officers’ Liability” in the prospectus included in this registration statement on Form S-3.

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 will be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a trustee, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RAIT Financial Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 28, 2014.

RAIT FINANCIAL TRUST

By:	/s/ JAMES J. SEBRA
James J. Sebra
Chief Financial Officer and Treasurer

Power of Attorney

We, the undersigned officers and trustees of RAIT Financial Trust, and each of us, do hereby constitute and appoint each of Scott F. Schaeffer and James J. Sebra as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to the registration statement filed herewith as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in our names and in our capacities as officers and trustees to enable Independence Realty Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statements and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity With RAIT Financial Trust	Date

/s/ SCOTT F. SCHAEFFER	Chairman of the Board, Trustee, and Chief Executive Officer (Principal Executive Officer)	April 28, 2014
Scott F. Schaeffer

/s/ JAMES J. SEBRA	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 28, 2014
James J. Sebra

/s/ ANDREW BATINOVICH	Trustee	April 28, 2014
Andrew Batinovich

/s/ EDWARD S. BROWN	Trustee	April 28, 2014
Edward S. Brown

/s/ FRANK A. FARNESI	Trustee	April 28, 2014
Frank A. Farnesi

/s/ S. KRISTIN KIM	Trustee	April 28, 2014
S. Kristin Kim

/s/ JON C. SARKISIAN	Trustee	April 28, 2014
Jon C. Sarkisian

/s/ ANDREW M. SILBERSTEIN	Trustee	April 28, 2014
Andrew M. Silberstein

/s/ MURRAY STEMPEL, III	Trustee	April 28, 2014
Murray Stempel, III

EXHIBIT INDEX

Exhibit Number	Description of Documents

4.1.1	Amended and Restated Declaration of Trust of RAIT Financial Trust (“RAIT”). (1)

4.1.2	Articles of Amendment to Amended and Restated Declaration of Trust of RAIT. (2)

4.1.3	Articles of Amendment to Amended and Restated Declaration of Trust of RAIT. (3)

4.1.4	Certificate of Correction to the Amended and Restated Declaration of RAIT. (4)

4.1.5	Articles of Amendment to Amended and Restated Declaration of RAIT. (5)

4.1.6	Articles of Amendment to Amended and Restated Declaration of RAIT. (6)

4.1.7	Articles Supplementary relating to the 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest of RAIT. (7)

4.1.8	Certificate of Correction to the Series A Articles Supplementary. (7)

4.1.9	Articles Supplementary relating to the 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest of RAIT. (8)

4.1.10	Articles Supplementary relating to the 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of RAIT. (9)

4.1.11	Articles Supplementary relating to Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares. (10)

4.1.12	Certificate of Correction relating to Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares. (11)

4.1.13	Articles Supplementary relating to the Series D Cumulative Redeemable Preferred Shares of Beneficial Interest of RAIT. (12)

4.1.14	Articles Supplementary relating to the Series E Cumulative Redeemable Preferred Shares of Beneficial Interest of RAIT. (13)

4.1.15	Amendment dated November 30, 2012 to the Series D Articles Supplementary. (13)

4.2	By-laws of RAIT. (14)

4.3	Form of Certificate for Common Shares of Beneficial Interest. (6)

4.4	Registration Rights Agreement dated as of October 1, 2012 by and among RAIT and ARS VI Investor I, LLC (“ARS VI”). (12)

4.5	Amendment No. 1 to Registration Rights Agreement dated as of April 25, 2014 by and among RAIT and ARS VI Investor, LLC. (15)

5.1	Opinion of Duane Morris LLP. *

8.1	Opinion of Ledgewood, a professional corporation. *

23.1	Consent of Grant Thornton LLP. *

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

23.3	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

*	Filed herewith.
(1)	Incorporated by reference to RAIT’s Registration Statement on Form S-11 (Registration No. 333-35077).
(2)	Incorporated by reference to RAIT’s Registration Statement on Form S-11 (Registration No. 333-53067).
(3)	Incorporated by reference to RAIT’s Registration Statement on Form S-2 (Registration No. 333-55518).
(4)	Incorporated by reference to RAIT’s Form 10-Q for the Quarterly Period ended March 31, 2002 (File No. 1-14760).
(5)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on December 15, 2006 (File No. 1-14760).
(6)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on July, 1 2011 (File No. 1-14760).
(7)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on March 18, 2004 (File No. 1-14760).
(8)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on October 1, 2004 (File No. 1-14760).
(9)	Incorporated by reference to RAIT’s Form 8-A as filed with the SEC on June 29, 2007 (File No. 1-14760).
(10)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on May 25, 2012 (File No. 1-14760).
(11)	Incorporated by reference to RAIT’s Form 10-Q for the quarterly period ended June 30, 2012 (File No. 1-14760).
(12)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on October 4, 2012 (File No. 1-14760).
(13)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on December 4, 2012 (File No.1-14760).
(14)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on October 19, 2009 (File No. 1-14760).
(15)	Incorporated by reference to RAIT’s Registration Statement on Form S-3 (Registration No. 333-195547).